                               OPERATING AGREEMENT         Exhibit 10.16

                                       OF

                            NBC/QUOKKA VENTURES, LLC


CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933. A COMPLETE COPY OF THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


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ARTICLE 1         DEFINITIONS................................................................1

        1.1    Definitions...................................................................1

ARTICLE 2         FORMATION OF COMPANY.......................................................8

        2.1    Formation.....................................................................9

        2.2    Name..........................................................................9

        2.3    Principal Place of Business...................................................9

        2.4    Registered Office and Registered Agent........................................9

        2.5    Term..........................................................................9

ARTICLE 3         PURPOSES OF COMPANY........................................................9

        3.1    Company Purposes..............................................................9

ARTICLE 4         MANAGEMENT OF COMPANY......................................................9

        4.1    Generally.....................................................................9

        4.2    Number of Directors; Classification of Directors.............................10

        4.3    Tenure, Election and Qualifications..........................................10

        4.4    Resignation..................................................................10

        4.5    Removal......................................................................10

        4.6    Vacancies....................................................................11

        4.7    Meetings.....................................................................11

        4.8    Quorum and Transaction of Business...........................................12

        4.9    Directors Have No Exclusive Duty to Company..................................12

        4.10   Salaries.....................................................................12

ARTICLE 5         POWERS OF AND RESTRICTIONS ON THE DIRECTORS...............................12

        5.1    Management...................................................................12

        5.2    Adherence to Current Content Plan............................................13

        5.3    Content Plan, Long-term Strategic Plan and Annual Operating Plan.............13

        5.4    Additional Capital...........................................................14

        5.5    Actions Requiring Simple Majority Approval...................................15

        5.6    Actions Requiring Supermajority Approval.....................................16

        5.7    Actions Requiring Approval of Only One Class of Directors....................18

        5.8    Certain Powers of Directors..................................................19

        5.9    Reports to Members ..........................................................20

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        5.10   Independent Public Accountants...............................................20

        5.11   Litigation...................................................................20

ARTICLE 6         OFFICERS; COMMITTEES......................................................20

        6.1    Appointment of Officers......................................................20

        6.2    Tenure and Duties of Officers................................................21

ARTICLE 7         RIGHTS AND OBLIGATIONS OF MEMBERS.........................................22

        7.1    Limitation of Liability......................................................22

        7.2    Nature of Rights and Obligations.............................................22

        7.3    Member Access to Records.....................................................22

        7.4    Certain Actions Requiring Special Approval...................................22

        7.5    Outside Activities...........................................................23

ARTICLE 8         CERTAIN MATTERS CONCERNING MEMBERS, DIRECTORS AND EXECUTIVE OFFICERS......23

        8.1    Liability of Directors and Officers; Indemnification.........................23

        8.2    Other Matters Concerning the Directors and Officers of the Company...........24

ARTICLE 9         MEETINGS OF MEMBERS.......................................................25

        9.1    Annual and Special Meetings..................................................25

        9.2    Place of Meetings............................................................25

        9.3    Notice of Meetings...........................................................25

        9.4    Meeting of all Members.......................................................25

        9.5    Record Date..................................................................25

        9.6    Quorum.......................................................................26

        9.7    Manner of Acting.............................................................26

        9.8    Proxies......................................................................26

        9.9    Action by Members Without a Meeting..........................................26

        9.10   Waiver of Notice.............................................................27

ARTICLE 10        CONTRIBUTIONS TO THE COMPANY, CAPITAL UNITS AND CAPITAL ACCOUNTS..........27

        10.1   Capital Contributions........................................................27

        10.2   Units........................................................................27

        10.3   Capital Accounts ............................................................27


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        10.4   Withdrawal or Reduction of Members, Contributions to Capital.................27

        10.5   Unit Certificates............................................................28

ARTICLE 11        ALLOCATIONS, INCOME TAX, ELECTIONS AND REPORTS............................28

        11.1   Allocation of Profits and Losses from Operations.............................28

        11.2   Special Allocations..........................................................29

        11.3   Distributions................................................................30

        11.4   Limitation Upon Distributions................................................32

        11.5   Accounting Principles........................................................32

        11.6   Interest on and Return of Capital Contributions..............................32

        11.7   Records and Reports..........................................................32

        11.8   Returns and Other Elections..................................................33

        11.9   Tax Matters Partner..........................................................33

ARTICLE 12        TRANSFERABILITY...........................................................33

        12.1   Restrictions on Transferability..............................................34

        12.2   No Effect to Transfers in Violation of Operating Agreement...................34

Article 13        Additional And Substitute Members.........................................34

        13.1   Admission of Additional Members and Substitute Members.......................34

        13.2   Allocations to Additional Members and Substitute Members.....................35

        13.3   Effect of Transfer...........................................................35

ARTICLE 14        DISSOLUTION AND TERMINATION...............................................35

        14.1   Dissolution..................................................................35

        14.2   Effect of Filing of Certificate of Cancellation..............................35

        14.3   Distribution of Assets Upon Dissolution......................................35

        14.4   Winding Up...................................................................36

        14.5   Filing of Certificate of Cancellation........................................36

ARTICLE 15        MERGER OR CONSOLIDATION...................................................36

        15.1   Merger or Consolidation......................................................36

        15.2   Vote Relating to Merger or Consolidation.....................................37

        15.3   Exchange Relating to Merger or Consolidation.................................37

        15.4   Filing and Effect of Certificate of Merger or Consolidation..................37

        15.5   Amendment of Old or Adoption of New Operating Agreement .....................37


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        15.6   Assumption of Assets and Liabilities.........................................37

ARTICLE 16        MISCELLANEOUS PROVISIONS..................................................37

        16.1   Notices......................................................................37

        16.2   Application of Delaware Law..................................................38

        16.3   Waiver of Action for Partition...............................................38

        16.4   Amendments...................................................................38

        16.5   Execution of Additional Instruments..........................................38

        16.6   Construction.................................................................38

        16.7   Headings.....................................................................38

        16.8   Waivers......................................................................38

        16.9   Rights and Remedies Cumulative...............................................38

        16.10  Severability.................................................................38

        16.11  Heirs, Successors and Assigns................................................39

        16.12  Creditors....................................................................39

        16.13  Counterparts.................................................................39

        16.14  No Third Party Beneficiaries.................................................39


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CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933. A COMPLETE COPY OF THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            NBC/QUOKKA VENTURES, LLC

                               OPERATING AGREEMENT



        THIS OPERATING AGREEMENT is made as of the 9th day of February 1999 (the "Effective Date"), by and between NBC OLYMPICS, INC., a Delaware corporation ("NBC"), and QUOKKA SPORTS, INC., a Delaware corporation ("Quokka"), with respect to the operation of NBC/QUOKKA VENTURES, LLC, a Delaware limited liability company (the "Company").

        WHEREAS, the Company was formed under the name "NBC/QUOKKA VENTURES, LLC" pursuant to the provisions of the Delaware Limited Liability Company Act, upon the filing of a certificate of formation (the "Certificate of Formation") with the Delaware Secretary of State on February 5, 1999; and

        WHEREAS, NBC and Quokka (together, the "Initial Members") desire to set forth their respective ownership interests in the Company and the principles by which the Company will be operated and governed;

        NOW, THEREFORE, in consideration of mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

        1.1 DEFINITIONS. The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

               (a) "ACCOUNTING PERIOD" shall be (i) the Company's Fiscal Year if there are no changes in the Members' respective interests in Company income, gain, loss or deductions during such Fiscal Year except on the first day thereof, or (ii) any other period beginning on the first day of a Fiscal Year, or any other day during a Fiscal Year, upon which occurs a change in such respective interests, and ending on the last day of a Fiscal Year, or on the day preceding an earlier day upon which any change in such respective interest shall occur.

               (b) "ADDITIONAL MEMBER" shall mean any Person who or which is admitted to the Company as an Additional Member pursuant to Article 13 hereof.

               (c) "ADJUSTED ASSET VALUE" with respect to any asset shall be the asset's adjusted basis for federal income tax purposes, except as follows:

                        (1) The initial Adjusted Asset Value of any asset (other than money) contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution, as determined by the contributing Member and a Supermajority of the Directors; provided, however, that the initial Adjusted Asset Value (which is the initial fair value as agreed by the Members) of the assets contributed by the Members to the Company shall be as set forth on Schedule A attached hereto.


                                      1.

                        (2) The Adjusted Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by a Supermajority of the Directors, and the resulting unrecognized profit or loss allocated to the Capital Accounts of the Members pursuant to Articles 10 and 11, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets, unless all Members receive simultaneous distributions of either undivided interests in the distributed property or identical Company assets in proportion to their interests in Company distributions as provided in Section 11.3; and (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g).

               (d) "ADVERTISER CATEGORY" shall have the meaning specified in the Master Venture Agreement.

               (e) "AFFILIATE" with respect to any Person other than an entity subject to the reporting requirements of the Security Exchange Act of 1934, as amended, shall mean (i) any Person which beneficially holds, directly or indirectly, or otherwise controls, ten percent (10%) or more of such Person's outstanding securities, (ii) any Person, ten percent (10%) or more of which Person's outstanding securities are beneficially held, directly or indirectly, or are otherwise controlled, by such a Person and (iii) any Person, ten percent (10%) or more of which Person's outstanding securities are beneficially held, directly or indirectly, or are otherwise controlled, by a Person described in
(i) above. "Affiliate" with respect to any entity subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, shall mean (i) any Person which beneficially holds, directly or indirectly, or otherwise controls, fifteen percent (15%) or more of such entity's outstanding securities,
(ii) any Person, fifteen percent (15%) or more of which Person's outstanding securities are beneficially held, directly or indirectly, or are otherwise controlled, by such an entity and (iii) any Person, fifteen percent (15%) or more of which Person's outstanding securities are beneficially held, directly or indirectly, or are otherwise controlled, by a Person described in (i) above.

               (f) "ANNUAL OPERATING PLAN" shall have the meaning specified in
Section 5.3(c).

               (g) "BANKRUPTCY" of a Person shall mean (i) the filing by a Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under the U.S. Bankruptcy Code (or corresponding provisions of future laws) or any other federal, state or foreign insolvency law, or a Person's filing an answer consenting to or acquiescing in any such petition; (ii) the making by a Person of any assignment for the benefit of its creditors or the admission by a Person of its inability to pay its debts as they mature; or (iii) the expiration of 60 days after the filing of an involuntary petition under the Bankruptcy Code (or corresponding provisions of future laws) seeking an application for the appointment of a receiver for the assets of a Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, unless the same shall have been vacated, set aside or stayed within such 60-day period.

               (h) "BOARD OF DIRECTORS" shall have the meaning specified in
Section 4.1.


                                       2.

               (i) "CAPITAL ACCOUNT" as of any given date shall mean, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 10.3.

               (j) "CAPITAL CONTRIBUTION" shall mean the amount of money and the initial Adjusted Asset Value of any property contributed to the Company by a Member whenever made. Any reference to a capital contribution of a Member shall include the Capital Contribution made by a predecessor holder of any Units held by such Member with respect to such Units.

               (k) "CAUSE" shall mean, with respect to any Person, fraud, gross negligence, willful misconduct, embezzlement or a material breach of such Person's obligations under this Operating Agreement or any contract between such Person and the Company.

               (l) "CHAIRMAN OF THE BOARD" shall mean that director who is elected by the other members of the Board of Directors to serve as Chairman of the Board of Directors of the Company.

               (m) "CHANNEL" shall have the meaning specified in the Master Venture Agreement.

               (n) "CLASS A ACQUISITION DATE" shall mean the date on which any Person, or any group of Persons that are Affiliated with each other, (i) acquires or otherwise beneficially holds or controls fifty percent (50%) or more of the outstanding voting securities of any Class A Member; (ii) acquires or otherwise beneficially holds or controls thirty percent (30%) or more of the outstanding voting securities of any Class A Member that is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, where such 30% or greater voting block represents the largest voting block held by stockholders of such Class A Member; (iii) controls the appointment of a majority of the members of the board of directors of such Class A Member; (iv) acquires all or substantially all the assets of any Class A Member; or (v) merges or otherwise consolidates with any Class A Member in a transaction where the Class A Member is not the surviving entity.

               (o) "CLASS A INTEREST" shall mean the proportion that a Class A Member's Class A Units bear to the aggregate outstanding Class A Units of all Class A Members.

               (p) "CLASS A DIRECTOR" shall mean any Director classified as a "Class A Director" and elected or designated by the Class A Members in accordance with Section 4.3(a) of this Operating Agreement.

               (q) "CLASS A MEMBER" shall mean any Member holding Class A Units.

               (r) "CLASS A TRIGGER DATE" shall mean the date on which any NBC Competitor (i) merges or otherwise consolidates with any Class A Member in a transaction where the Class A Member is not the surviving entity, (ii) shall have become the beneficial owner (as defined in the Securities Exchange Act of 1934) of fifteen percent (15%) or more of the outstanding equity securities of a Class A Member, (iii) becomes entitled to elect, appoint or replace a member or members of the board of directors of a Class A Member unless NBC shall also be granted the same right to elect, appoint or replace a member or members of the board of directors of such Class A Member or (iv) acquires all or substantially all the assets of a Class A Member.


                                       3.

               (s) "CLASS A UNIT" shall mean any Unit denominated "Class A."

               (t) "CLASS B INTEREST" shall mean the proportion that a Class B Member's Class B Units bear to the aggregate outstanding Class B Units of all Class B Members.

               (u) "CLASS B DIRECTOR" shall mean any Director classified as a "Class B Director" and elected or designated by the Class B Members in accordance with Section 4.3(b) of this Operating Agreement.

               (v) "CLASS B MEMBER" shall mean any Member holding Class B Units.

               (w) "CLASS B TRIGGER DATE" shall mean the date on which any Quokka Competitor (i) merges with any Class B Member in a transaction where the Class B Member is not the surviving entity, (ii) shall have become the beneficial owner (as defined in the Securities Exchange Act of 1934) of fifteen percent (15%) or more of the outstanding equity securities of a Class B Member,
(iii) becomes entitled to elect a member or members of the board of directors of a Class B Member unless Quokka shall also be granted the same right to elect, appoint or replace a member or members of the board of directors of such Class B Member or (iv) acquires all or substantially all the assets of a Class B Member.

               (x) "CLASS B UNIT" shall mean any Unit denominated "Class B."

               (y) "CODE" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

               (z) "COMPANY PROPERTY" means any tangible and intangible personal property now owned or hereafter acquired by the Company, including, without limitation, all cash, cash equivalents, deposits, accounts receivable, work-in-progress, inventory, equipment, materials, supplies, prototypes, vehicles, real property, fixtures, permits, approvals, licenses, patents, consents, contracts, agreements, applications for permits, approvals, licenses, development rights, development agreements, trade names and warranties, or any other property.

               (aa) "CONTENT PLAN" shall mean with respect to the first Games the Initial Content Plan and with respect to the later Games the content plan developed in accordance with Section 5.3(a).

               (bb) "CONTENT PLAN DEADLINE" shall mean the date one hundred twenty (120) days following the conclusion of the Games prior to the Games with respect to which such Content Plan applies.

               (cc) "CURRENT CONTENT PLAN" shall have the meaning specified in
Section 5.2.

               (dd) "DELAWARE ACT" shall mean the Delaware Limited Liability Company Act at 6 Del. C. Sections 18-101, et seq., as amended.

               (ee) "DIRECTORS" shall mean the directors designated or elected by the Members pursuant to the terms of this Operating Agreement. For purposes of the Delaware Limited Liability Company Act and for all other purposes, the term "Director" as used in this Operating Agreement shall mean "manager." Consequently the parties intend that any restriction


                                       4.

on the authority of a Director set forth in this Operating Agreement shall also be read as a restriction on such person's authority as a manager.

               (ff) "DISTRIBUTABLE CASH" shall mean for any period the Operating Cash Flow (as defined below) for such period plus depreciation and amortization to the extent reflected in Operating Cash Flow for such period minus (i) the capital expenditures of the Company for such period determined in accordance with U.S. generally accepted accounting principles, (ii) any net working capital requirements to be met from Operating Cash Flow for such period as determined by the Board of Directors and (iii) all amounts distributed by the Company pursuant to Section 11.3(a) of this Operating Agreement; and where "Operating Cash Flow" shall mean for any period the gross revenues of the Company for such period less all operating and nonoperating expenses of the Company for such period, including all charges of a proper character (including provision for taxes, if any, which charges shall be limited to current taxes, and provision for current additions to reserves), all determined in accordance with GAAP applied on a basis consistent with the Company's prior corresponding periods, if any.

               (gg) "DROP-DEAD DATE" shall mean March 15, 1999.

               (hh) "EQUITABLE CLAIM REGARDING CONTENT" shall have the meaning specified in Section 5.7(c).

               (ii) "EVENTS" shall have the meaning specified in the Master Venture Agreement.

               (jj) "EXCESS CAPITAL CONTRIBUTION" shall mean the amount, if any, by which the sum of Quokka's Initial Capital Contribution and all Quokka Quarterly Capital Contributions exceeds [*] dollars $[*].

               (kk) "FISCAL YEAR" shall mean the Company's fiscal year. The Company's fiscal year shall be January 1 through December 31 unless a different taxable year is required by Section 706 of the Code, in which event the Company's fiscal year shall be the taxable year required by Section 706 of the Code.

               (ll) "FUNDS FROM A SALE OF THE COMPANY" means all Distributable Cash held by the Company which results from a Sale of the Company.

               (mm) "FUNDS FROM OPERATIONS" means all Distributable Cash held by the Company which results from the operation of the business of the Company from whatever source, except for Funds From a Sale of the Company and Capital Contributions.

               (nn) "GAMES" shall have the meaning specified in the Master Venture Agreement.

               (oo) "INITIAL CAPITAL CONTRIBUTION" shall mean a Member's initial contribution to the Capital of the Company pursuant to this Operating Agreement in connection with the initial issuance of Units by the Company, as set forth on Schedule A hereto.

               (pp) "INITIAL CONTENT PLAN" shall have the meaning specified in
Section 5.3(a).

               (qq) "INITIAL MEMBERS" shall mean NBC and Quokka.


[*] Confidential Treatment Requested

                                       5.

               (rr) "INTEREST" shall mean the proportion that a Member's Units bears to the aggregate outstanding Units of all Members.

               (ss) "INTEREST INCOME" shall mean all interest income, including without limitation, income received from commercial paper, certificates of deposit, United States treasury bills and other money market investments.

               (tt) "LONG-TERM STRATEGIC PLAN" shall have the meaning specified in Section 5.3(b).

               (uu) "MASTER VENTURE AGREEMENT" shall mean that certain Master Venture Agreement of even date herewith among NBC, Quokka and the Company.

               (vv) "MEMBER" shall mean each of Quokka, NBC, any Additional Member and any Substituted Member which is, as of a given time, a member of the Company.

               (ww) "MUTUAL TERMINATION EVENT" shall have the meaning specified in the Master Venture Agreement.

               (xx) "NBC COMPETITOR" shall mean any media company that is significantly engaged in any of the primary businesses of NBC, National Broadcasting Company, Inc. or its Subsidiaries or any telecommunications, Internet or similar company that is significantly engaged in any of the primary businesses of National Broadcasting Company, Inc., its Subsidiaries or Snap! LLC [*]; provided, however, that NBC Competitor shall not include any Person identified by Quokka in writing to NBC (a "Request Notice") that NBC does not identify as such in writing to Quokka within thirty (30) days of such Request Notice.

               (yy) "NBC SERVICES AGREEMENT" shall mean that certain NBC Rights and Services Terms attached as Exhibit A to the Master Venture Agreement.

               (zz) "NET PROFIT OR NET LOSS" shall be an amount computed for each Accounting Period as of the last day thereof that is equal to the Company's taxable income or loss for such Accounting Period, determined in accordance with
Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                        (1) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this Section 1.1(zz) shall be added to such taxable income or loss;

                        (2) Any expenditures of the Company described in Code
Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this Section 1.1(zz) shall be subtracted from such taxable income or loss; and


[*] Confidential Treatment Requested

                                       6.

                        (3) Items that are specially allocated pursuant to
Section 11.2 hereof shall not be taken into account in computing Net Profit or Net Loss.

Notwithstanding anything to the contrary contained in this definition of Net Profit or Net Loss, income, gain or loss resulting from the disposition of, distribution to a Member of, or depreciation, amortization or other cost recovery deductions with respect to, any Company asset shall be computed by reference to the book value of the asset disposed of, distributed or depreciated, amortized or otherwise recovered, notwithstanding that the adjusted tax basis of such asset differs from its book value.

               (aaa) "OPERATING AGREEMENT" shall mean this Operating Agreement as originally executed and as amended from time to time in accordance with the terms of this Operating Agreement.

               (bbb) "PERMITTED PLEDGE" shall mean a pledge by a Member of its interest in the Company in connection with a debt financing transaction creating an encumbrance on all or substantially all the assets of such Member, which assets include such Member's interest in the Company.

               (ccc) "PERSON" shall mean any individual or corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, including any government or political subdivision or any agency or instrumentality thereof and the heirs, executors, administrators, legal representatives, successors, and permitted assigns of such "Person" where the context so admits.

               (ddd) "QUARTERLY CAPITAL NEEDS" shall have the meaning specified in Section 5.3(c).

               (eee) "QUOKKA COMPETITOR" shall mean any Person significantly engaged in the business of providing coverage, promotion or advertising of sports or sporting events over the Internet Medium (as such term is defined in the NBC Services Agreement).

               (fff) "QUOKKA QUARTERLY CAPITAL CONTRIBUTION" shall have the meaning specified in Section 5.4(a).

               (ggg) "QUOKKA SERVICES AGREEMENT" shall mean that certain Quokka Rights and Services Terms attached as Exhibit B to the Master Venture Agreement.

               (hhh) "QUOKKA WARRANTS" shall have the meaning specified in the Master Venture Agreement.

               (iii) "REDUCED ACTIVITY PERIOD" shall mean any six month period following the expiration or termination of the Master Venture Agreement (as such terms are defined in the Master Venture Agreement) during which the Company has not either accrued expenditures of at least $[*] or recognized revenues of at least $[*].

               (jjj) "REDUCED SPENDING PLAN" shall have the meaning specified in
Section 5.3(b).


[*] Confidential Treatment Requested

                                       7.

               (kkk) "RESTRICTED ADVERTISER CATEGORY" shall have the meaning specified in the Master Venture Agreement.

               (lll) "SALE OF COMPANY PROPERTY" shall mean the sale, disposition, assignment, transfer, lease, pledge, hypothecation or encumbrance of, or the granting of any security interest in, any Company Property that, when considered with any other Company Property so transferred or otherwise treated outside the ordinary course of business, has an aggregate fair market value greater than 20% of the fair market value of all Company Property (including without limitation any Sale of the Company).

               (mmm) "SALE OF THE COMPANY" shall mean the sale or disposition of all or substantially all the Company Property.

               (nnn) "SERVICES AGREEMENTS" shall mean the NBC Services Agreement and the Quokka Services Agreement.

               (ooo) "SUBSIDIARY" of any Person shall mean any entity of which such Person beneficially holds, directly or indirectly, fifty percent (50%) or more of such entities outstanding securities.

               (ppp) "SUBSTITUTE MEMBER" shall mean any Person who or which is admitted to the Company as a Substitute Member pursuant to Articles 12 and 13 of this Operating Agreement.

               (qqq) "SUPERMAJORITY OF THE DIRECTORS" shall mean the vote of three (3) or more Directors, including at least one (1) Class A Director and at least one (1) Class B Director. Every act or decision done or made by three (3) or more Directors, including at least one (1) Class A Director and at least one
(1) Class B Director, at a meeting duly held and at which a quorum is present shall be the act of a Supermajority of the Directors. Additionally, any act or decision done or made pursuant to a written consent executed by all five (5) Directors (or, in the event of a reduction in the number of Directors pursuant to Section 4.2, all four (4) Directors) in accordance with the terms of Section 4.7(g) shall be the act of a Supermajority of the Directors. Votes by a Director shall be as a representative of the Members electing such Director and not as a fiduciary of the Company or all of its Members.

               (rrr) "TREASURY REGULATIONS" shall mean the Income Tax Regulations, including temporary regulations, promulgated under the Code, as amended from time to time.

               (sss) "UNITS" shall mean the capital units issued by the Company to its Members, in exchange for contributions, which represent the Member's interest in the Company.

               (ttt) "WARRANT ISSUANCE AGREEMENT" shall mean that certain Warrant Issuance Agreement dated of even date herewith among Quokka, NBC and the Company.

                                    ARTICLE 2

                              FORMATION OF COMPANY

        2.1 FORMATION. On February 5, 1999, the Company was organized as a Delaware limited liability company under and pursuant to the Delaware Act.


                                       8.

        2.2 NAME. The name of the Company is NBC/Quokka Ventures, LLC.

        2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be in the State of New York.

        2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office in the state of Delaware shall be at the office of its registered agent, and the name and address of its initial registered agent shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Corporation Trust Company is located in the County of Newcastle.

        2.5 TERM. The Company's existence commenced February 5, 1999 upon the filing with the Secretary of the State of Delaware of the Company's Certificate of Formation and shall continue indefinitely, unless the Company is earlier dissolved in accordance with either the provisions of this Operating Agreement or the Delaware Act.

                                    ARTICLE 3

                               PURPOSES OF COMPANY

        3.1 COMPANY PURPOSES. The purpose of the Company is to (a) design, develop, produce and market the Channel in accordance with the Master Venture Agreement, the Services Agreements and the Content Plans, (b) sell advertising on, or sponsorships of, the Channel in accordance with the Master Venture Agreement and the Services Agreements, (c) design, develop, manufacture, market and sell derivative products relating to the Channel in accordance with the Master Venture Agreement and the Services Agreements, (d) engage in such other activities as contemplated by the Master Venture Agreement, the Services Agreements and the Content Plans and (e) engage in any lawful act or activity for which a limited liability company may be organized under the laws of the State of Delaware, incident, necessary, advisable or desirable to carry out the foregoing. The Company shall have all powers available to limited liability companies under the Delaware Act to make and perform all contracts and to engage in all actions and transactions necessary or advisable to carry out the purposes of the Company.

                                    ARTICLE 4

                              MANAGEMENT OF COMPANY

        4.1 GENERALLY. Except as specifically set forth in this Operating Agreement, the Members hereby delegate all power and authority to manage the business and affairs of the Company to the Directors, who shall act as the managers of the Company subject to and in accordance with the terms of this Operating Agreement (including, without limitation, Section 5.1). Such five (5) (or, as provided in Section 4.2 below, four (4)) Directors shall constitute the "Board of Directors" and such term may be used in this Operating Agreement to refer to such five (5) (or, as provided in Section 4.2 below, four (4)) Directors. Such term is used for convenience only and is not intended by the parties to confer to the Board of Directors any additional power or authority other than that expressly and specifically conferred pursuant to and in accordance with the terms of this Operating Agreement.

        4.2 NUMBER OF DIRECTORS; CLASSIFICATION OF DIRECTORS. The number of Directors of the Company shall be fixed at five (5) Directors. Three (3) Directors shall be classified as Class


                                       9.

         A Directors and two (2) Directors shall be classified as Class B Directors. Notwithstanding the foregoing however, if within thirty (30) days following the date the Class B Directors receive written notice from the Class A Directors that a Class A Acquisition Date has occurred (a "Class A Acquisition Date Notice"), the holders of a majority of the Class B Interests elect to reduce the number of Class A Directors, the number of Directors of the Company shall be fixed at four (4) Directors. In such event two (2) Directors shall be classified as Class A Directors and two (2) Directors shall be classified as Class B Directors. The Class A Directors shall provide a Class A Acquisition Date Notice promptly following a Class A Acquisition Date.

        4.3 TENURE, ELECTION AND QUALIFICATIONS.

               (a) The initial Class A Directors shall be Richard H. Williams, Alan Ramadan and Les Schmidt. Each Class A Director shall serve until the earlier of (i) the election of such Class A Director's successor by Class A Members holding a majority of the Class A Interests, (ii) the removal of such Class A Director in accordance with the terms of this Operating Agreement, (iii) such Class A Director's resignation and (iv) such Class A Director's death.

               (b) The initial Class B Directors shall be Bob Myers and Gary Zenkel. Each Class B Director shall serve until the earlier of (i) the election of such Class B Director's successor by Class B Members holding a majority of the Class B Interests, (ii) the removal of such Class B Director in accordance with the terms of this Operating Agreement, (iii) such Class B Director's resignation and (iv) such Class B Director's death.

               (c) At the time of his appointment and at all times during his service as a Director, a Director must be an officer, director or employee of a Member. In the event a Director shall cease to be an officer, director or employee of a Member, such Director shall be deemed to have resigned as a Director effective upon such cessation date. In addition, at least one (1) Class B Director shall be an officer, director or employee of NBC.

        4.4 RESIGNATION. A Director may resign at any time by giving written notice to the Members. The resignation of a Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        4.5 REMOVAL.

               (a) A Class A Director may be removed at any time, with or without Cause, by the affirmative vote of Class A Members holding a majority of the Class A Interests. Without limiting the generality of the foregoing, in the event of a reduction in the number of Directors classified as Class A Directors pursuant to Section 4.2, the Class A Members holding a majority of the Class A Interests shall determine which Class A Director shall be removed as a result of such reduction.

               (b) A Class B Director may be removed at any time, with or without Cause, by the affirmative vote of Class B Members holding a majority of the Class B Interests.

               (c) Notwithstanding the foregoing, upon the affirmative vote of any two Directors, any other Director may be removed for Cause.

        4.6 VACANCIES.



                                      10.

               (a) Any vacancy occurring in the office of a Class A Director shall be filled by the affirmative vote of Class A Members holding a majority of the Class A Interests.

               (b) Any vacancy occurring in the office of a Class B Director shall be filled by the affirmative vote of Class B Members holding a majority of the Class B Interests.

        4.7 MEETINGS.

               (a) Subject to the notice provisions set forth in this Section 4.7, regular meetings of the Board of Directors shall be held at such times and dates as determined by the Board of Directors. The Board of Directors shall hold at least four (4) regular meetings annually, which meetings shall be held in such locations as determined pursuant to this Section 4.7. The officers and other executives of the Company, if any, may attend meetings of the Board of Directors with the prior approval of the Board of Directors. The Board of Directors shall meet with the officers and other senior executives of the Company, if any, at least two (2) times annually.

               (b) Directors may participate in a meeting through use of conference telephone or similar communication equipment, so long as all Directors participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

               (c) Special meetings of the Board of Directors for any purpose may be called by the Chairman of the Board or by any two Directors.

               (d) Each Director shall receive notice of the date, time and place of all meetings of the Board of Directors at least thirty (30) days before the meeting. Such notice shall be delivered in writing (which may be by facsimile or by telegraph) to each Director. Such notice may be given by the Chairman of the Board, the Secretary of the Company or by the person or persons who called the meeting. Such notice shall specify the purpose of the meeting. Notice of any meeting of the Board of Directors shall not be required to be given to any Director who signs a waiver of notice of such meeting or a consent to holding the meeting, either before or after the meeting, or who attends the meeting without protesting prior to such meeting or at the commencement thereof. No meeting of the Board of Directors shall be considered a valid meeting of the Board of Directors unless notice as required pursuant to this Section 4.7 has been given. All such waivers, consents and approvals shall be filed with the corporate records of the Company.

               (e) Regular meetings of the Board of Directors shall be held alternatively in San Francisco, California and New York, New York, or in such other places as the Directors who desire to attend such meeting may collectively determine. Special meetings of the Board of Directors shall be held in New York, New York, or in such other places as the Directors who desire to attend such meeting may collectively determine, with respect to special meetings called by the Class A Directors and shall be held in San Francisco, California, or in such other places the Directors who desire to attend such meeting may collectively determine, with respect to special meetings called by the Class B Directors. The location of any meeting of the Board of Directors shall be designated in the notice of the meeting.

               (f) Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the affirmative vote of a majority of the Directors present. If the meeting is adjourned for more than twenty-four (24) hours, notice of



                                      11.

such adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

               (g) Any action required or permitted to be taken by the Board of Directors may be taken without a meeting of the Board of Directors, if all the Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the corporate records of the Company. Such action by written consent shall have the same force and effect as a unanimous vote of the Directors.

        4.8 QUORUM AND TRANSACTION OF BUSINESS. The number of Directors that constitutes a quorum for the transaction of business at a properly noticed meeting of the Board of Directors shall be three (3); provided, however, that if a vote requiring a Supermajority of the Directors shall be taken at such meeting, a Supermajority of the Directors shall constitute a quorum. Except as required by the Delaware Act or as otherwise set forth in this Operating Agreement, every act or decision done or made by three (3) or more Directors at a meeting duly held and at which a quorum is present shall be the act of the Board of Directors.

        4.9 DIRECTORS HAVE NO EXCLUSIVE DUTY TO COMPANY. The Directors shall not be required to manage the Company as their sole and exclusive function, and the Directors may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement or otherwise, to share or participate in such other investments or activities of the Directors or to the income or proceeds derived therefrom.

        4.10 SALARIES. The Directors shall receive no salary or other compensation from the Company; provided, however, the foregoing shall not prevent any employee of or consultant to the Company from receiving salary or other compensation from the Company with respect to his services as an employee or consultant.

                                    ARTICLE 5

                   POWERS OF AND RESTRICTIONS ON THE DIRECTORS

        5.1 MANAGEMENT. The Directors shall in all cases act as a group and shall have no authority to act individually. The Board of Directors may appoint one (1) or more officers to manage the day-to-day operations of the Company. The initial officers shall be as designated in Section 6.1 below and shall have the respective duties set forth in Section 6.2 below. The Board of Directors may adopt such rules and regulations for the management of the Company not inconsistent with this Operating Agreement or the Delaware Act. Except as otherwise provided in the Delaware Act or authorized pursuant to the terms of this Operating Agreement, no debt shall be contracted or liability incurred by or on behalf of the Company except by the Company's Board of Directors.

5.2 ADHERENCE TO CURRENT CONTENT PLAN. Except as approved by a Supermajority of the Directors, the Board of Directors shall operate the Company, and the Company shall operate the Channel, in a manner in all ways consistent with and in accordance with the Content Plan as in effect with respect to a Games at any given time (the "Current Content Plan"). Amendments to the Current Content Plan shall require approval by a Supermajority of the Directors.


                                      12.

         Notwithstanding any provision herein to the contrary, approval of any Content Plan shall not constitute approval of the raising of additional capital for the Company.

        5.3 CONTENT PLAN, LONG-TERM STRATEGIC PLAN AND ANNUAL OPERATING PLAN.

               (a) Until the Drop-Dead Date, the Members shall negotiate in good faith to develop, for approval by a Supermajority of the Directors, an initial content plan (the "Initial Content Plan") with respect the first Games, provided, however, in conducting such negotiations, it will not be NBC's intention to acquire "participating rights" as defined in EITF 96-16. Nothing contained in the foregoing proviso, however, will affect the enforceability of the Initial Content Plan once it has been approved by a Supermajority of the Directors. Thereafter, no later than thirty (30) days prior to each Content Plan Deadline, the officers of the Company shall prepare and submit to the Board of Directors for approval by a Supermajority of the Directors, a content plan (the "Content Plan") covering with respect to the next upcoming Games the types of items covered in the Initial Content Plan with respect to the first Games. The Members shall cause the Directors of the Company to work together in good faith to develop and approve by such Supermajority of the Directors a Content Plan with respect to each Games by the Content Plan Deadline; provided, however, in the event a Supermajority of the Directors do not approve a Content Plan with respect to the next upcoming Games on or before the Content Plan Deadline, the Content Plan with respect to the next upcoming Games shall be the Content Plan for the prior Games as updated by the General Manager and Production Coordinating Producer of the Company to adjust for (i) the different sports occurring during such Games (e.g. figure skating shall be substituted for gymnastics), (ii) changes in technology and (iii) the current competitive landscape. In the event that the General Manager and the Production Coordinating Producer cannot agree on the updates necessary to create the Content Plan, the General Manager shall have final authority to approve such Content Plan.

               (b) From time to time as requested by the Board of Directors, but at least one hundred twenty (120) days prior to the beginning of every other Fiscal Year (beginning with the Fiscal Year commencing January 1, 2001), the officers of the Company shall prepare and submit to the Board of Directors for approval a long-term strategic plan for the Company (the "Long-term Strategic Plan") for the period commencing with such Fiscal Year (or, the current Fiscal Year in the event the Long-term Strategic Plan is not being considered by the Board of Directors within sixty (60) days prior to the beginning of a Fiscal
Year) and ending with the Fiscal Year following the completion of the last Games with respect to which the Company has rights under the NBC Services Agreement. Notwithstanding the foregoing however, the first Long-term Strategic Plan shall be prepared and submitted to the Board of Directors for approval no later than ninety (90) days from the date hereof. Each Long-term Strategic Plan shall include for each Fiscal Year covered by such Long-term Strategic Plan the financial goals of the Company for each such Fiscal Year including a summary of target operating revenues and expenses, capital expenditures and sources and uses of funds and shall set forth an estimate of the additional capital needs, if any, of the Company during each quarter of each such Fiscal Year, provided, however, that such information need not be as detailed as the information provided in the Annual Operating Plan. The Long-term Strategic Plan shall be prepared on a basis in all respects consistent with the Current Content Plan. In the event that there are three (3) Class A Directors and the Board of Directors approves a Long-term Strategic Plan that provides for disbursement of (x) with respect to the first Games, less than [*] dollars ([*]), (y) with respect to the second Games, less than the amount equal to [*] dollars ([*]) multiplied by the NBC Budget Discount, if any, or (z) with


[*] Confidential Treatment Requested


                                      13.

respect to the third Games, less than the amount equal to [*] dollars ([*]) multiplied by the NBC Budget Discount, if any, such Long-term Strategic Plan shall be deemed a "Reduced Spending Plan." If at any time NBC substantially reduces its overall television network budget with respect to any Games (other than the 2000 Games) for reasons relating solely to an adverse change in general economic conditions in the United States, then the "NBC Budget Discount" shall mean the percentage by which NBC has reduced such budget. The foregoing notwithstanding, nothing contained in this Section 5.3(b) shall obligate NBC to provide Quokka or the Company with any written materials relating to NBC's television network budget for any Games.

               (c) From time to time as requested by the Board of Directors, but at least one hundred twenty (120) days prior to the beginning of each Fiscal Year, the officers of the Company shall prepare and submit to the Board of Directors for approval an annual operating plan for the Company (the "Annual Operating Plan") for such Fiscal Year. Notwithstanding the foregoing however, the first Annual Operating Plan shall be prepared and submitted to the Board of Directors for approval no later than ninety (90) days from the date hereof. The Annual Operating Plan shall include the budget of the Company for such fiscal year including estimates of operating revenues and expenses, capital expenditures and sources and uses of funds and shall set forth an estimate of the additional capital needs, if any, of the Company during each quarter of each such Fiscal Year (the "Quarterly Capital Needs"). The Annual Operating Plan shall be prepared on a basis in all respects consistent with the Current Content Plan and the Long-term Strategic Plan. In the event that there are only two (2) Class A Directors as a result of an election by the Class B Directors pursuant to Section 4.2 and the Board of Directors is unable to approve an Annual Operating Plan by the date one hundred (100) days prior to the beginning of a Fiscal Year, the Annual Operating Plan for the upcoming Fiscal Year shall be the Annual Operating Plan for the prior Fiscal Year increased by five percent (5%) in each category.

        5.4 ADDITIONAL CAPITAL.

               (a) From time to time, Quokka shall make additional contributions (the "Quokka Quarterly Capital Contribution") to the capital of the Company in such amounts necessary to fund the Company's operations on an on-going basis in accordance with the current Long-term Strategic Plan and the Annual Operating Plan. Each Quokka Quarterly Capital Contribution, if any, shall be made at the beginning of each quarter and shall equal the Quarterly Capital Needs for the subsequent commencing quarter; provided, however, that in the event that a Games commences during any particular quarter, then (x) the Quokka Quarterly Capital Contribution that would have otherwise been due at the beginning of the quarter in which the Games commence shall instead be due at the beginning of the previous quarter, (y) the Quokka Quarterly Capital Contribution that would have otherwise been due at the beginning of the quarter subsequent to the quarter in which the Games commence shall instead be due at the beginning of the quarter in which the Games commence and (z) no capital contribution shall be required at the beginning of the quarter subsequent to the quarter in which the Games commence because the amount that otherwise would have been contributed at such time was contributed a quarter earlier (e.g., by way of example only, Quokka shall make a Quokka Quarterly Capital Contribution at the beginning of the first quarter of the year in an amount equal to the Quarterly Capital Needs during the second quarter; provided, however, in the event that a Games commences during the second quarter, the Quokka Quarterly Capital Contribution that would have otherwise been payable at the beginning of the second quarter (i.e. the Quarterly Capital Needs during the third quarter) shall also be paid at the beginning of the first quarter). Quokka


[*] Confidential Treatment Requested

                                      14.

shall not receive additional Units in exchange for such Quokka Quarterly Capital Contributions. Additionally, for so long as Quokka shall not have completed an initial public offering of its equity or other securities, Quokka shall provide the Board of Directors with (1) Quokka's unaudited quarterly report including a consolidated balance sheet as at the end of the most recently completed quarter, and an unaudited consolidated statement of income and an unaudited statement of cash flows for such quarter, all prepared in accordance with U.S. generally accepted accounting principles consistently applied (other than for accompanying notes and changes resulting from year-end audit adjustments) within forty-five
(45) days of the end of each quarter of Quokka's fiscal year and (2) a consolidated balance sheet of Quokka as at the end of the most recently completed fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of Quokka for such year, all prepared in accordance with U.S. generally accepted accounting principles consistently applied, together with a report and opinion thereon by independent public accountants of national standing selected by Quokka's board of directors, within ninety (90) days after the end of each fiscal year of Quokka.

               (b) From time to time, pursuant to the provisions of Section 5.7(b), the Class B Directors, in their sole discretion, may direct the Company to exercise all or a portion of the Quokka Warrants. Concurrently therewith, NBC shall contribute to the capital of the Company an amount equal to the exercise price of the Quokka Warrants being exercised at such time (except in the event of a "net issuance exercise" in accordance with the terms of the Quokka Warrants pursuant to which a portion of the Quokka Warrants shall be canceled in satisfaction of the applicable exercise price). Until such amount has been contributed to the capital of the Company, the Company shall take no action with respect to such requested exercise of the Quokka Warrants (except in the event of a "net issuance exercise" in accordance with the terms of the Quokka Warrants pursuant to which a portion of the Quokka Warrants shall be canceled in satisfaction of the applicable exercise price). NBC shall not receive additional Units in exchange for such additional capital contributions.

               (c) Except as set forth in Section 5.4(a) and 5.4(b) above, the Company shall not raise additional capital (or, in connection therewith, issue additional units of the Company or admit Additional Members) without the approval of a Supermajority of the Directors.

               (d) Except in the event the Class B Directors elect pursuant to
Section 5.4(b) to exercise the Quokka Warrants for cash or in the event the Class B Directors elect to control Equitable Claim Regarding Content pursuant to
Section 5.7(c), the Class B Members shall have no obligation to contribute cash to the Company.

        5.5 ACTIONS REQUIRING SIMPLE MAJORITY APPROVAL. As set forth in Section 4.8, except as required by the Delaware Act or as otherwise set forth in this Operating Agreement (including, without limitation, Section 5.6), every act or decision done or made by three (3) or more Directors at a meeting duly held and at which a quorum is present shall be the act of the Board of Directors. Without limiting the generality of Section 4.8 or Section 5.1 or the obligation of the Board of Directors to operate the Company in accordance with the Current Content Plan as set forth in Section 5.2, the Members desire to affirmatively set forth certain actions which may be taken by a simple majority of the Board of Directors in accordance with Section 4.7. Such actions are as follows:

               (a) Election of the Chairman of the Board, who shall preside at all meetings of the Board of Directors;


                                      15.

               (b) Approval and amendment of the Annual Operating Plan and Long-term Strategic Plan (as set forth in Section 5.3);

               (c) The appointment or removal of the General Manager and other officers of the Company; provided, however, that the appointment of the Production Coordinating Producer shall require the approval of a Supermajority of the Directors;

               (d) The hiring, firing and compensation of the Company's personnel; provided, however, that the hiring of the Production Coordinating Producer shall require the approval of a Supermajority of the Directors;

               (e) Selection of the equipment and production processes of the Company in the ordinary course of business;

               (f) Directing and controlling claims and litigation against or involving third parties, other than claims or litigation (i) subject to approval by a Supermajority of the Directors pursuant to Section 5.6, (ii) Equitable Claims Regarding Content subject to the direction and control of the Class B Directors pursuant to Section 5.7(c) or (iii) which any Person (other than the Company) has a contractual right to control and direct; and

               (g) Negotiation and approval of agreements with third parties, other than agreements subject to approval by a Supermajority of the Directors pursuant to Section 5.6.

        5.6 ACTIONS REQUIRING SUPERMAJORITY APPROVAL. Notwithstanding any other provision in this Operating Agreement to the contrary, every act or decision outside the ordinary course of business shall require the approval of a Supermajority of the Directors. For purposes of this Operating Agreement, "outside the ordinary course of business" shall mean acts or decisions regarding matters of a type (as opposed to matters involving an amount) that is not consistent with those normally expected to be addressed in directing and carrying out the purposes of the Company as set forth in Section 3.1, regardless of whether the events or transactions that would necessitate such decisions are expected to occur in the near term or in the long term. Operation of the Company in any way inconsistent with the Current Content Plan is considered "outside the ordinary course of business" for purposes hereof. In addition, the following shall require the approval of a Supermajority of the Directors:

               (a) Any agreement, arrangement or understanding with any Member, Director or any holder of Units or any Affiliate, employee or relative of any such Member, Director or holder, or any amendment, renewal or extension of any such agreement, arrangement or understanding (other than employment contracts between any such natural person and the Company); provided, however, that the Master Venture Agreement and the Warrant Issuance Agreement as executed and delivered as of the date hereof shall be deemed to be approved by a Supermajority of the Directors as of the date hereof for purposes of this
Section 5.6(a);

               (b) Amendments of the Current Content Plan of the Company (as set forth in Section 5.2) and approval of new Content Plans (as set forth in Section 5.3(a));

               (c) Any redemption of any Unit or other interest in the Company;

               (d) Distributions pursuant to Section 11.3(b), Section 11.3(d) and Section 11.3(f);


                                      16.

               (e) Acquisitions of assets representing at least twenty percent (20%) of the net book value of the assets of the Company in any single transaction or series of related transactions or any Sale of Company Property; provided, however, that the approval of a Supermajority of Directors shall not be required if such transaction or transactions represents less than [*] in any single year and less than [*] in the aggregate;

               (f) Hiring and appointing the Production Coordinating Producer; providing, however, that the initial appointment of the Production Coordinating Producer set forth in Section 6.1 shall be deemed approved by a Supermajority of the Directors as of the date hereof for purposes of this Section 5.6(i);

               (g) Decisions to put the Company into Bankruptcy;

               (h) To prepare and file all tax returns on behalf of the Company, and to make such tax elections and determinations as a Supermajority of the Directors deems appropriate;

               (i) Approving certain indemnifications of Persons by the Company (as set forth in Section 8.1);

               (j) Directing and controlling claims and litigation against or involving third parties with respect to which NBC is not entitled to complete indemnification and has been named as a co-defendant or in connection with which the Company could face criminal penalties or negotiating or approving any settlement with respect to any such claims or litigation;

               (k) Transfers of Units by the Members (in accordance with Article
12), the admission of any Additional Member or any Substitute Member (in accordance with Section 13.1) or the issuance of any equity in the Company or any security convertible into equity in the Company; and

               (l) Borrowing money for the Company from banks or other Persons, or hypothecating, encumbering or granting any security interests in the assets of the Company to repay borrowed funds until such time that the sum of Quokka's Initial Capital Contribution and Quarterly Capital Contributions has exceeded [*]; provided, however, that notwithstanding that the sum of Quokka's Initial Capital Contribution and Quarterly Capital Contributions has exceeded [*], the Company may not pledge its rights under the NBC Services Agreement or any content owned by the Company without the consent of a Supermajority of the Directors.

        Notwithstanding any provision to the contrary contained in this Operating Agreement, the approval rights set forth in this Section 5.6 shall continue to be applicable following a Dissolution Event pursuant to Article 14 until the filing of a Certificate of Cancellation.

        In voting on any matter requiring approval of a Supermajority of the Directors, a Director shall vote as a representative of the Members electing such Director and not as a fiduciary of the Company or all of its Members.

        5.7 ACTIONS REQUIRING APPROVAL OF ONLY ONE CLASS OF DIRECTORS.

               (a) Notwithstanding any other provision in this Operating Agreement to the contrary but subject to any fiduciary duties a Director owes to the Company and its Members


[*] Confidential Treatment Requested.


                                      17.

under Delaware law, (i) the Class A Directors shall have the exclusive right to direct and control, on behalf of the Company, any claim by the Company against NBC or any Affiliate of NBC, including, without limitation, exercising all rights and remedies of the Company in the event any such party breaches the Master Venture Agreement, the NBC Services Agreement or the Warrant Issuance Agreement and (ii) the Class B Directors shall have the exclusive right to direct and control, on behalf of the Company, any claim by the Company against Quokka or any Affiliate of Quokka, including, without limitation, exercising all rights and remedies of the Company in the event any such party breaches the Master Venture Agreement, the Quokka Services Agreement, the Quokka Warrants or the Warrant Issuance Agreement.

               (b) Notwithstanding any other provision in this Operating Agreement to the contrary but subject to the provisions of Section 5.4(b), the Class B Directors shall have sole authority to direct the Company to distribute the Quokka Warrants and any shares issued to the Company upon exercise of the Quokka Warrants (the "Warrant Shares") to NBC in accordance with the terms of this Operating Agreement and subject to the terms of the Quokka Warrants, exercise the Quokka Warrants, vote the Warrant Shares, sell the Warrant Shares, distribute any proceeds from the sale of any Warrant Shares, any dividends (whether in cash or otherwise) or other distributions received by the Company in respect of the Warrant Shares in accordance with the terms of this Operating Agreement or exercise any other rights available to the Company in respect of the Warrant Shares. The Class B Directors acknowledge and agree that the Quokka Warrants and Warrant Shares may not be distributed in kind prior to the earlier of (i) the initial public offering of equity securities of Quokka; (ii) three
(3) years from the initial issuance of the Quokka Warrants; and (iii) the dissolution of the Company. Any transfer taxes or other fees and expenses (other than applicable income taxes) arising from any distribution of the Quokka Warrants or Warrant Shares shall be borne as set forth in the Quokka Warrants. Additionally, notwithstanding the foregoing, in the event that the Class B Members transfer any Class B Units pursuant to Section 12.1(a)(ii), the Class B Directors shall not be entitled to distribute any of the Quokka Warrants or any of the Warrant Shares (or any securities issued upon conversion thereof) to such transferee without the consent of the Class A Members, which consent shall not be unreasonably withheld, and in such event shall only be entitled to distribute cash dividends or other distributions in respect of the Warrant Shares or any proceeds from the sale of the Warrant Shares (or any securities issued upon conversion thereof) to such transferee in accordance with the terms of this Operating Agreement; provided, however, that this restriction shall not apply in the event of a dissolution of the Company.

               (c) Notwithstanding any other provision in this Operating Agreement to the contrary, in the event the Company faces any claim involving equitable remedies which may limit the Company's ability to exploit content provided to it by NBC pursuant to the NBC Rights and Services Agreement and NBC wishes to contest such potential limitation ("Equitable Claim Regarding Content"), the Class B Directors may elect to direct and control such Equitable Claim Regarding Content, provided, however, that the Company shall not enter into any settlement or other agreement restricting the activities of the Company without the approval of the Class A Directors if such settlement or other agreement would have a greater negative impact on the Company than would have been the case had NBC exercised its rights to withhold the content in question pursuant to any of clauses (i) through (v) of Sections 3(b), 3(c) or 3(e) of the NBC Services Agreement, as the case may be. In the event that the Class B Directors elect to direct and control such Equitable Claim Regarding Content, the Class B Members shall be required pro rata based on Class B Interests to contribute additional capital to the Company to cover the


                                      18.

expenses and costs relating to such litigation, including without limitation attorney's fees. No additional Units shall be issued in connection with such additional capital contributions.

        5.8 CERTAIN POWERS OF DIRECTORS. Without limiting the generality of
Section 5.1 or the obligation of the Board of Directors to operate the Company in accordance with the Current Content Plan as set forth in Section 5.2, and subject to any limitation set forth in this Operating Agreement (including, without limitation, Sections 5.6 and 5.7), the Board of Directors shall have power and authority on behalf of the Company:

               (a) To acquire property from any Person as the Board of Directors may determine in accordance with the terms of this Operating Agreement;

               (b) To purchase liability and other insurance to protect the Company's property and business of a type maintained by companies in a similar business to that of the Company, it being understood that it shall be reasonable to maintain insurance providing at least $[*] in coverage and that companies in a similar business to that of the Company may maintain, without limitation, director and officer, commercial general liability, umbrella, workers' compensation, foreign workers compensation and liability, satellite transmission, errors and omissions and DICE (documentary, industrial, commercial and educational films);

               (c) To hold and own any Company real and/or personal properties in the name of the Company;

               (d) To invest any Company funds temporarily in time deposits, short-term governmental obligations, commercial paper or other similar low-risk investments;

               (e) Subject to the approval of Members holding a majority of the Class A Interests and a majority of the Class B Interests, to effect a Sale of the Company;

               (f) To execute on behalf of the Company all instruments and documents necessary, in the opinion of the Board of Directors, to the business of the Company in accordance with the terms of this Operating Agreement;

               (g) To open bank accounts from time to time in the name of the Company;

               (h) To employ accountants from nationally-recognized accounting firms, legal counsel, or other experts to perform services for the Company and to compensate them from Company funds;

               (i) To enter into any and all other agreements on behalf of the Company, with any other Person for any purpose, in such forms as the Board of Directors may approve in accordance with the terms of this Operating Agreement;

               (j) To establish and enforce limits of authority and internal controls with respect to all personnel and functions;

               (k) To develop or cause to be developed accounting procedures for the maintenance of the Company's books of account; and


                                      19.

[*] Confidential Treatment Requested

               (l) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

        5.9 REPORTS TO MEMBERS. As soon as practicable after the end of any quarter but in any event within thirty (30) days thereafter, the Board of Directors shall provide to each of the Class A Members and Class B Members a balance sheet, statement of income, statement of operations and statement of cash flows (including the amount, if any, of the Quokka Quarterly Capital Contribution made during such quarter) for such period and for the Fiscal Year to date, prepared in accordance with U.S. generally accepted accounting principles, consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made. As soon as practicable after the end of any Fiscal Year but in any event within ninety (90) days thereafter, the Board of Directors shall provide to each of the Class A Members and Class B Members (i) a balance sheet, statement of income, statement of operations and statement of cash flows for such Fiscal Year, prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and accompanied by a report and opinion thereon by the Company's independent public accountants and (ii) a statement of the Capital Account of each of the Class A Members and Class B Members prepared in accordance with the terms of this Operating Agreement. Additionally, the Board of Directors shall provide each Member with such other information as shall be required to support such Member's public reporting obligations as well as such other information as such Member shall reasonably request from the Board of Directors.

        5.10 INDEPENDENT PUBLIC ACCOUNTANTS. Pricewaterhouse Coopers or such other nationally-recognized accounting firm selected by the board of directors of Quokka to serve as Quokka's independent public accountants shall be the Company's independent public accountants. The Company's independent public accountant shall complete its audit of the Company in a timely fashion each Fiscal Year so as to provide each Member with reasonable opportunity to include the results therefrom, as required, in documents required to be filed by such Member under the Securities Exchange Act of 1934 as amended.

        5.11 LITIGATION. In the event that the Company and any Member are named in third-party litigation and such Member is not entitled to complete indemnification in connection therewith, the Board of Directors shall cooperate with such Member in directing and controlling such litigation on behalf of the Company in order to coordinate a common defense as appropriate.

                                    ARTICLE 6

                              OFFICERS; COMMITTEES

        6.1 APPOINTMENT OF OFFICERS. The Board of Directors may appoint officers of the Company which may include, but shall not be limited to: (a) General Manager; (b) one or more positions similar to the position of vice president of a Delaware corporation as set forth below; (c) secretary; and (d) treasurer or chief financial officer; provided, however, that the appointment of the Production Coordinating Producer shall be subject to the approval of a Supermajority of the Directors. The Board of Directors may delegate their day-to-day management responsibilities to any such officers, and such officers shall have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company as authorized by the Board of Directors pursuant to this Operating Agreement in any job description created by


                                      20.

the Board of Directors. As of the effective date of this Operating Agreement, Paul Gudelis shall be designated Technical Coordinating Producer and Tom Feuer shall be designated Production Coordinating Producer, Mike Novelly shall be designated Chief Financial Officer and Mike Novelly shall be designated Secretary. At the time of his appointment and at all times during his service as an officer of the Company, each officer must be an officer, director or employee of a Member or the Company. In the event an officer shall cease to be an officer, director or employee of a Member or the Company, such officer shall be deemed to have resigned as an officer effective upon such cessation date.

        6.2 TENURE AND DUTIES OF OFFICERS. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer may be removed at any time by the Board of Directors, with or without Cause. Additionally, any officer may be removed at any time by any two Directors for Cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors; provided, however, that the appointment of the Production Coordinating Producer shall be subject to the approval of a Supermajority of the Directors.

               (a) DUTIES OF THE GENERAL MANAGER. The General Manager (the "General Manager") shall preside at all meetings of the Members, unless the Board of Directors shall have appointed another person to so preside and such person is present. The General Manager shall be the Chief Executive Officer of the Company and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Company. The General Manager shall perform other duties commonly incident to a president of a Delaware corporation and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

               (b) DUTIES OF VICE PRESIDENTIAL LEVEL OFFICERS. The Technical Coordinating Producer, Production Coordinating Producer and other officers holding positions designated by the Board of Directors as being similar to the position of vice president of a Delaware corporation (together, the "Senior Officers"), in the order of their seniority, may assume and perform the duties of the General Manager in the absence or disability of the General Manager or whenever the office of General Manager is vacant. The Senior Officers shall perform other duties commonly incident to a vice president of a Delaware corporation and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

               (c) DUTIES OF SECRETARY. The secretary (the "Secretary") shall attend all meetings of the Members, and shall record all acts and proceedings thereof in the minute book of the Company. The Secretary shall give notice in conformity with this Operating Agreement of all meetings of the Members requiring notice. The Secretary shall perform all other duties given him or her in this Operating Agreement and other duties commonly incident to a secretary of a Delaware corporation and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The General Manager may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office of assistant secretary in a Delaware corporation and shall also perform such other duties and have such other powers as the Board of Directors or the General Manager shall designate from time to time.


                                      21.

               (d) DUTIES OF CHIEF FINANCIAL OFFICER OR TREASURER. The chief financial officer (the "Chief Financial Officer") or treasurer (the "Treasurer") shall keep or cause to be kept the books of account of the Company in a thorough and proper manner, and shall render statements of the financial affairs of the Company in such form and as often as required by this Operating Agreement, the Board of Directors or the General Manager. The Chief Financial Officer or Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer or Treasurer shall perform other duties commonly incident to the office of Chief Financial Officer or Treasurer in a Delaware corporation and shall also perform such other duties and have such other powers as the Board of Directors or the General Manager shall designate from time to time. The General Manager may direct any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer or Treasurer in the absence or disability of the Chief Financial Officer or Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to the office the Chief Financial Officer or Treasurer of a Delaware corporation and shall also perform such other duties and have such other powers as the Board of Directors or the General Manager shall designate from time to time.

                                    ARTICLE 7

                        RIGHTS AND OBLIGATIONS OF MEMBERS

        7.1 LIMITATION OF LIABILITY. Each Member's liability shall be limited as set forth in the Delaware Act and other applicable law. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Members of the Company shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member of the Company.

        7.2 NATURE OF RIGHTS AND OBLIGATIONS. Except as otherwise expressly provided herein, nothing contained in this Operating Agreement shall be deemed to constitute a Member an agent or legal representative of the other Members. A Member shall not have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Member or the Company.

        7.3 MEMBER ACCESS TO RECORDS. Upon advance notice, each Member shall have the right, during regular business hours, to inspect and copy the Company documents set forth in Section 11.7 at the Member's expense.

        7.4 CERTAIN ACTIONS REQUIRING SPECIAL APPROVAL. Notwithstanding any other provision in this Operating Agreement to the contrary, the following shall require the approval of Members holding a majority of the Class A Interests and a majority of the Class B Interests:

               (a) the merger (or any conversion of the Company from a limited liability company to another type of entity), consolidation, liquidation or dissolution of the Company;

               (b) any Sale of the Company; and

               (c) any amendment of this Operating Agreement or the Certificate of Formation.


                                      22.

        7.5 OUTSIDE ACTIVITIES. Subject to the terms of the Master Venture Agreement and Services Agreements, each Member and each Affiliate of each Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, and may engage in the ownership, operation and management of businesses and activities, for its own account and for the account of others, and may own interests in the same properties, as those in which the Company or the other Members own an interest, without having or incurring obligation to offer any interest in such properties, businesses or activities to the Company or any other Member, and no other provision of this Operating Agreement shall be deemed to prohibit any such Person from conducting such other businesses or activities. Subject to the terms of the Master Venture Agreement and the Services Agreements, no provision of this Operating Agreement shall be construed to preclude any Member or any of their respective Affiliates from engaging in or possessing an interest in any other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, and neither the Company nor any Member shall have any rights in or to such independent ventures or the income or profits derived therefrom.

                                    ARTICLE 8

                           CERTAIN MATTERS CONCERNING
                    MEMBERS, DIRECTORS AND EXECUTIVE OFFICERS

        8.1 LIABILITY OF DIRECTORS AND OFFICERS; INDEMNIFICATION.

               (a) No Director or Officer of the Company shall be liable, in damages or otherwise, to the Company or any Member for any act or omission performed or omitted to be performed by it in good faith pursuant to the authority granted to such Director or officer of the Company by this Operating Agreement or by the Delaware Act.

               (b) To the fullest extent permitted by the laws of Delaware, the Company shall indemnify and hold harmless each Member, Director and its respective Affiliates, officers, directors, shareholders, members or partners and each Officer of the Company (each, an "Indemnitee"), from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts ("Damages") arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company, regardless of whether an Indemnitee continues to be a Member, Director or an Affiliate, officer, director, shareholder, member or partner of such Member or Director or an officer of the Company at the time any such liability or expense is paid or incurred, except (i) for any Damages based upon, arising from or in connection with any act or omission of an Indemnitee committed without authority granted pursuant to this Operating Agreement or in bad faith or otherwise constituting willful misconduct, (ii) Damages arising from any obligation of such Indemnitee to indemnify any Person pursuant to the Master Venture Agreement or Services Agreement or (iii) to the extent that all Damages with respect to which the Company has provided indemnification hereunder exceed [*], unless specifically approved by a Supermajority of the Directors.

               (c) Expenses (including reasonable attorneys' fees and disbursements) incurred in defending any claim, demand, action, suit or proceeding, whether civil, criminal,


                                      23.

[*] Confidential Treatment Requested.

administrative or investigative, subject to Section 8.1(b) hereof, may be paid (or caused to be paid) by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction from which no further appeal may be taken or the time for any appeal has lapsed (or otherwise, as the case may be), that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder or is not entitled to such expense reimbursement.

               (d) The indemnification provided by Section 8.1(b) hereof shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement properly approved by or vote properly taken by the Members or Board of Directors (after taking into effect any related party nature of such agreement or vote), as a matter of law or otherwise, both (i) as to action in the Indemnitee's capacity as a Member, Director or as an Affiliate, officer, director, shareholder, member or partner of a Member or Director or as an Officer of the Company, and (ii) as to action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

               (e) Any indemnification hereunder shall be satisfied only out of the assets of the Company, and the Members shall not be subject to personal liability by reason of these indemnification provisions.

               (f) In order to facilitate meeting its obligations under this
Section 8.1, the Company may purchase and maintain a customary director and officer insurance policy. The Company may purchase and maintain such other insurance policies of a type maintained by companies in a similar business to that of the Company, it being understood that it shall be reasonable to maintain insurance providing at least $[*] in coverage and that companies in a similar business to that of the Company may maintain, without limitation, director and officer, commercial general liability, umbrella, workers' compensation, foreign workers compensation and liability, satellite transmission, errors and omissions and DICE (documentary, industrial, commercial and educational films).

               (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 8.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Operating Agreement.

               (h) The provisions of this Section 8.1 are for the benefit of each Indemnitee and its heirs, successors, assigns, administrators and personal representatives, and shall not be deemed to create any rights for the benefit of any other Persons.

        8.2 OTHER MATTERS CONCERNING THE DIRECTORS AND OFFICERS OF THE COMPANY.

               (a) Each Director and officer of the Company may rely on, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.


[*] Confidential Treatment Requested

                                      24.

               (b) For purposes of this Operating Agreement, each Director and officer of the Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, other consultants and advisers selected by it and any written advice or written opinion of any such Person as to matters which such Director and Officer of the Company reasonably believes to be within such Person's professional or expert competence, and any act or omission, if done or omitted to be done in good faith reliance upon any such advice or opinion, will be conclusively presumed not to constitute fraud, gross negligence or willful or wanton misconduct.

                                    ARTICLE 9

                               MEETINGS OF MEMBERS

        9.1 ANNUAL AND SPECIAL MEETINGS. Meetings of the Members shall be held at such date and time as the Board of Directors may fix from time to time. Additionally, unless otherwise prescribed by statute, a special meeting may be called by any Member or Members holding at least a majority of the Class A Interests or a majority of the Class B Interests. No annual or regular meetings of Members are required.

        9.2 PLACE OF MEETINGS. The Board of Directors may designate any place, either within or outside the State of Delaware, as the place of meeting for any meeting of the Members; provided however that if a special meeting is called by the holders of a majority of the Class A Interests, the meeting shall be held in New York, New York and if a special meeting is called by the holders of the Class B Interests, the meeting shall be held in San Francisco, California. If no designation is made by the Board of Directors or pre-determined pursuant to this
Section 9.2, the place of meeting shall be the principal executive office of the Company.

        9.3 NOTICE OF MEETINGS. Except as provided in Section 9.6, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than thirty
(30) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors or person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered as provided in Section 16.1.

        9.4 MEETING OF ALL MEMBERS. If all of the Members shall meet at any time and place, either within or outside of the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

        9.5 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 9.5, such determination shall apply to any adjournment thereof.


                                      25.

        9.6 QUORUM. Members holding a majority of the Class A Interests and a majority of the Class B Interests, present in person or represented by proxy, shall constitute a quorum at any meeting of Members. Notwithstanding the foregoing, if the action to be taken by the Members is to be taken only by one class of Members (such as the election of a Class A Director), Members holding a majority of the Interests represented by such class shall constitute a quorum. In the absence of a quorum at any such meeting, Members holding a majority of the Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of Members holding Interests whose absence would cause less than a quorum.

        9.7 MANNER OF ACTING. If a quorum is present, the affirmative vote of Members entitled to vote holding a majority of the Class A Interests and a majority of the Class B Interests shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Delaware Act, by the Certificate of Formation or by this Operating Agreement.

        9.8 PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Board of Directors of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

        9.9 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one (1) or more written consents describing the action taken, signed and delivered to the Board of Directors within sixty (60) days of the record date for that action, by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action were present and voted. All such consents shall be delivered to the Board of Directors of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section 9.9 is effective when the number of consents required to authorize the proposed action shall have been received by the Board of Directors, unless the consent specifies a different effective date. Any Member giving a written consent may revoke the consent by a writing received by the Board of Directors before written consents representing the number of votes required to authorize the proposed action have been received by the Board of Directors. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

        9.10 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

                                   ARTICLE 10



                                      26.

                          CONTRIBUTIONS TO THE COMPANY,
                       CAPITAL UNITS AND CAPITAL ACCOUNTS

        10.1 CAPITAL CONTRIBUTIONS. Concurrently with the execution and delivery of this Operating Agreement, Quokka made an Initial Capital Contribution to the Company in the amount as shown on Schedule A hereto, in exchange for the number of Class A Units held by Quokka as shown on Schedule A. As reflected on Schedule A, NBC made no Initial Capital Contribution in exchange for the number of Class B Units held by NBC as shown on Schedule A.

        10.2 UNITS. Each Member's interest in the Company shall be represented by Units of membership interest, denoted "Class A" or "Class B" as set forth on Schedule A. Concurrently with the execution and delivery of this Operating Agreement, the Initial Members received the number and type of Units set forth on Schedule A.

        10.3 CAPITAL ACCOUNTS.

               (a) A separate Capital Account will be maintained for each Member.

                        (1) To each Member's Capital Account there shall be credited (a) such Member's Capital Contributions, (b) such Member's distributive share of Net Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 11.2 hereof, and (c) the amount of any Company liabilities assumed by such Member or which are secured by any Property distributed to such Member.

                        (2) To each Member's Capital Account there shall be debited (a) the amount of money and the Adjusted Asset Value of any Company asset distributed to such Member pursuant to any provision of this Operating Agreement, (b) such Member's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to
Section 11.2 hereof, and (c) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

               (b) In the event of a permitted assignment, sale or exchange of all or part of a Member's interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred interest.

               (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 10.3 is intended, and shall be construed and applied so as, to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder.

        10.4 WITHDRAWAL OR REDUCTION OF MEMBERS, CONTRIBUTIONS TO CAPITAL.

               (a) A Member shall not receive out of the Company's property any part of its contributions to capital until all liabilities of the Company, except liabilities to Members on account of their contributions to capital, have been paid or there remains property of the Company sufficient to pay them.


                                      27.

               (b) A Member shall not be entitled to demand or receive from the Company the liquidation of his interest in the Company until the Company is dissolved in accordance with the provisions hereof and other applicable provisions of the Delaware Act.

        10.5 UNIT CERTIFICATES. The Company shall issue certificates evidencing the Units issued by the Company. Such certificates shall indicate whether the Units represented thereby are Class A Units or Class B Units and shall (in addition to any legend required under applicable state securities laws) bear the following legends:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

        THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER HEREOF OR ITS PREDECESSOR IN INTEREST. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

                                   ARTICLE 11

                 ALLOCATIONS, INCOME TAX, ELECTIONS AND REPORTS

        11.1 ALLOCATION OF PROFITS AND LOSSES FROM OPERATIONS.

               (a) ALLOCATION OF NET PROFITS. The Net Profits of the Company for each Accounting Period shall be allocated among the Members as follows:

                        (i) First, to all Class A Members in proportion to their respective Class A Interests until the Capital Accounts of the Class A Members are equal to the Excess Capital Contributions of the Class A Members less all distributions to the Class A Members;

                        (ii) Second, to all Members in proportion to their respective Interests.

               (b) ALLOCATION OF NET LOSSES. The Net Losses of the Company for each Accounting Period shall be allocated among the Members as follows:

                        (i) First, to all Members to the extent of and in proportion to the Net Profits previously allocated to them pursuant to Section 11.1(a)(ii);

                        (ii) Second, to all Class A Members in proportion to their respective Class A Interests until there have been allocated Net Losses under this Section 11.1(b)(ii) in an amount equal to the Excess Capital Contribution of the Class A Members;

                        (iii) Third, to all Class A Members in proportion to their respective Class A Interests until there have been allocated Net Losses under this Section 11.1(b)(iii) in an


                                      28.

amount equal to the Capital Contribution of the Class A Members less the Excess Capital Contribution of the Class A Members;

                        (iv) Fourth, to all Members in proportion to their respective Interests.

       11.2 SPECIAL ALLOCATIONS. Notwithstanding Section 11.1,

               (a) INTEREST INCOME. All Interest Income earned on Capital Contributions made by the Class A Members (until such Capital Contributions have either been distributed or utilized to fund the Company's operations) shall be allocated solely to the Class A Members pro rata in proportion to their respective Class A Interests.

               (b) QUOKKA WARRANTS. The parties agree that, for federal and state tax purposes, NBC shall be treated as having received ownership of the Quokka Warrants on the date of grant of the Quokka Warrants to the Company. Therefore, any profits or losses (including the initial value of the Quokka Warrants upon receipt by the Company) realized on the receipt by the Company of or a taxable disposition (including exercise) of, an adjustment of the Adjusted Asset Values of, or a distribution in kind of the Quokka Warrants or any securities issued upon exercise thereof (including, without limitation, the Warrant Shares) shall be allocated solely to NBC. Any transfer taxes or other costs or expenses (other than applicable income taxes) arising from any distribution to NBC of the Quokka Warrants shall be borne as set forth in the Quokka Warrants.

               (c) EQUITABLE CLAIM REGARDING CONTENT. Any costs or expenses connected to any Equitable Claim Regarding Content subject to the direction and control of the Class B Directors in accordance with Section 5.7(c) shall be allocated solely to the Class Members in proportion to their respective Class B Interests. Any profits received by the Company from a final judgment in connection with, or final settlement of, an Equitable Claim Regarding Content shall first be allocated to the Class B Members in proportion to their respective Class B Interests until there have been allocated profits under this
Section 11.2(c) in the current Accounting Period and all prior Accounting Periods in an amount equal to the costs or expenses previously allocated to the Class B Members under this Section 11.2.

               (d) SUBSTANTIAL ECONOMIC EFFECT. The Members agree that they shall take such other actions and make such other allocations as are necessary to ensure that the allocations described in this Article 11 have substantial economic effect within the meaning of Regulations Section 1.704-1(b)(2).

               (e) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance of the Capital Account of such Member as quickly as possible, provided that an allocation pursuant to this Section 11.2(c) shall only be made if and to the extent such Member would have a deficit balance in its Capital Account after all other allocations provided for in
Section 11.1 and Section 11.2 have been made as if this Section 11.2(c) were not in this Operating Agreement.

               (f) SECTION 754 ELECTION. At the request of any Member (or Members) holding not less than twenty-five percent (25%) of the Interests, the Company shall elect,


                                      29.

pursuant to Section 754 of the Code, to adjust the basis of the Company assets as permitted and provided in Sections 734 and 743 of the Code, in which case Capital Accounts shall be maintained and allocations shall be made in accordance with Regulations Section 1.704-1(b)(2)(iv)(m).

               (g) TAX ALLOCATIONS. Except as otherwise permitted in this Agreement, the Company's ordinary income and losses, and capital gains income and losses, as determined for federal income tax purposes (and each item of income, gain, loss or deduction entering into the computation thereof) shall be allocated to the Members in the same proportion as the corresponding items are allocated for Capital Account maintenance purposes. Notwithstanding the foregoing, federal income tax items relating to assets that have an Adjusted Asset Value that is not equal to their tax basis shall be allocated in accordance with Section 704(c) of the Code, and the Company shall adopt the traditional method under Section 704(c) for purposes of such allocation.

        11.3 DISTRIBUTIONS.

               (a) MANDATORY DISTRIBUTIONS.

                        (i) Subject to applicable law and any limitations contained elsewhere in this Operating Agreement and provided that the Company is being taxed as a partnership, the Board of Directors shall distribute cash to the Members in an amount equal to the product of (i) the Tax Percentage and (ii) the Company's taxable income for such Fiscal Year determined in accordance with
Section 703(a) of the Code as reflected on the Schedule K-1's in respect of each Unit. For purposes hereof, "Tax Percentage" shall mean initially forty percent (40%) and shall be adjusted from time to time by the Board of Directors in response to changes in the tax rates applicable to corporations under the Code and under the state income tax laws of the State of California and the State of New York and in response to any other factors which cause the distributions under this Section 11.3(a) to be less than a Member's tax liability in respect of each Unit.

                        (ii) In the event of a Reduced Activity Period, the Board of Directors shall establish reasonable reserves for purposes of satisfaction of all liabilities and obligations of the Company (other than those to Members on account of their Capital Contributions) and shall distribute the remaining cash of the Company (x) first, to the Class A Members pro rata in proportion to their Class A Interests on the record date of such distribution until the Class A Members shall have received total distributions pursuant to this Article 11 in an amount equal to the Excess Capital Contribution of the Class A Members and (y) second, to the Members pro rata in proportion to their respective Interests on the record date of such distribution.

               (b) DISTRIBUTIONS OF FUNDS FROM OPERATIONS. Subject to applicable law and any limitations contained elsewhere in this Operating Agreement (including, without limitation, Section 5.6), the Board of Directors may elect from time to time to distribute Funds From Operations (x) first, to the Class A Members pro rata in proportion to their Class A Interests on the record date of such distribution until the Class A Members shall have received total distributions pursuant to this Article 11 in an amount equal to the Excess Capital Contribution of the Class A Members and (y) second, to the Members pro rata in proportion to their respective Interests on the record date of such distribution.


                                      30.

               (c) DISTRIBUTIONS RELATING TO THE QUOKKA WARRANTS. The Class B Directors may elect from time to time to distribute the Quokka Warrants, the Warrant Shares, any other securities or other rights with respect to the Warrants or the Warrant Shares or any cash obtained by any sale of the Warrant Shares to NBC, subject to the terms of the Quokka Warrants. The Class B Directors acknowledge and agree that the Quokka Warrants and Warrant Shares may not be distributed in kind prior to the earlier of (i) the initial public offering of equity securities of Quokka; (ii) three (3) years from the initial issuance of the Quokka Warrants; and (iii) the dissolution of the Company. The Class B Directors further acknowledge the additional restrictions set forth in
Section 5.4(b) in the event of any transfer of the Class B Units.

               (d) DISTRIBUTIONS OF FUNDS FROM A SALE OF THE COMPANY. Subject to applicable law and any limitations contained elsewhere in this Operating Agreement, the Board of Directors may elect from time to time to distribute Funds From a Sale of the Company to the Members. Any distribution of Funds From a Sale of the Company made under this Section 11.3(d) shall be made (x) first, to the Class A Members pro rata in proportion to their Class A Interests on the record date of such distribution until the Class A Members shall have received total distributions pursuant to this Article 11 in an amount equal to the Excess Capital Contribution of the Class A Members and (y) second, to the Members pro rata in proportion to their respective Interests on the record date of such distribution.

               (e) DISTRIBUTIONS UPON DISSOLUTION OF THE COMPANY. Upon dissolution of the Company, after satisfaction of the liabilities of the Company in accordance with Section 14.3(a), the remaining assets of the Company shall be distributed to the Members pro rata in proportion to their respective Capital Account balances; provided, however, that any securities or other property issued upon exercise of the Quokka Warrants shall be distributed to NBC and that such distribution shall be reflected in the Capital Account balances of NBC prior to making or determining the amount of any other distribution pursuant to this Section 11.3(e).

               (f) OTHER DISTRIBUTIONS. All other distributions of cash or other property shall be made (x) first, to the Class A Members in proportion to their Class A Interests on the record date of such distribution until the Class A Members shall have received total distributions pursuant to this Article 11 in an amount equal to the Excess Capital Contribution of the Class A Members and
(y) second, to the Members in proportion to their respective Interests on the record date of such distribution.

               (g) TAX WITHHOLDING. The Company shall comply with withholding requirements under federal, state and local law and shall remit amounts withheld to, and file required forms with, the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be treated as a distribution in the amount of the withholding to that Member. If the amount of withholding tax paid by the Company was not withheld from actual distributions, the Company may, at its option, (i) require the Member to promptly reimburse the Company for such withholding or (ii) reduce any subsequent distributions by the amount of such withholding. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in minimizing or eliminating and in determining the extent of, and in fulfilling, its withholding obligations.

       11.4 LIMITATION UPON DISTRIBUTIONS.


                                      31.

               (a) No distribution shall be declared and paid to a Member in violation of the Delaware Act.

               (b) A Member who receives a distribution in violation of the Delaware Act, and who knew at the time of the distribution that the distribution violated the Delaware Act, shall be liable to the Company for the amount of the distribution. A Member who receives a distribution in violation of the Delaware Act, and who did not know at the time of the distribution that such distribution violated the Delaware Act and shall have made a good faith effort to return as much as possible of the improper distribution shall not be liable for the amount of the distribution.

               (c) A Member who receives a distribution from the Company shall have no liability under the Delaware Act or other applicable law for the amount of the distribution after the expiration of three (3) years from the date of the distribution unless an action to recover the distribution from such Member is commenced prior to the expiration of the said three (3) year period and an adjudication of liability against such Member is made in the said action.

        11.5 ACCOUNTING PRINCIPLES. The profits and losses of the Company shall be determined in accordance with United States generally accepted accounting principles applied on a consistent basis under the accrual method of accounting.

        11.6 INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS. No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution. In addition, no Member shall have the right to withdraw any portion of such member's Capital Account. No Member shall be personally liable to any other Member for the return of any Capital Contributions (or any additions thereto), it being agreed that any distribution as may be made from time to time shall be made solely from the assets of the Company and only in accordance with the terms of this Operating Agreement.

        11.7 RECORDS AND REPORTS. At the expense of the Company, the Directors shall maintain records and accounts of all operations and expenditures of the Company for a period of five (5) years from the end of the Fiscal Year during which the last entry was made on such record, the first two (2) years in the principal office of the Company. At a minimum the Company shall keep the following records:

               (a) A current list of the full name and last known business address of each Director and each Member;

               (b) A copy of the Certificate of Formation and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which the Operating Agreement and any certificate and all amendments thereto have been executed;

               (c) Copies of the Company's federal, foreign, state and local income tax returns and reports, if any, for all years of the Company's existence, except for those years for which all applicable statures of limitation, as they may apply to any Member, may have run;

               (d) Copies of the Operating Agreement and all amendments thereto;


                                      32.

               (e) True and full information regarding the status of the business and financial condition of the Company, including financial statements of the Company for the five (5) most recent years;

               (f) Information regarding expenses incurred by a Member and reimbursed by the Company; and

               (g) True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member.

        11.8 RETURNS AND OTHER ELECTIONS. The Company shall be treated as a partnership for federal income tax purposes and, to the extent possible, state and local income tax purposes. The Board of Directors shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal Year. All elections permitted to be made by the Company under federal or state laws shall be made by the Board of Directors in its discretion.

        11.9 TAX MATTERS PARTNER. Quokka is hereby designated the "tax matters partner" of Company for purposes of Chapter 63 of the Code and the Treasury Regulations thereunder. During any Company income tax audit or other income tax controversy with any governmental agency, the tax matters partner shall keep the Members informed of all material facts and developments on a timely basis, shall provide each Member with a copy of each of the Company's tax filings at least thirty (30) days prior to the filing thereof and shall consult with the Members upon the request of any Member. The tax matters partner shall not be authorized to enter into any settlement, agreement or arrangement which binds the Members or the Company or take any other action with respect to taxes which could adversely impact any of the Members without the advance consent of such Members which consent may not be unreasonably withheld. The tax matters partner may be changed by the Board of Directors.

                                   ARTICLE 12

                                 TRANSFERABILITY

        12.1 RESTRICTIONS ON TRANSFERABILITY.

               (a) No Member shall sell, assign, pledge, mortgage, or otherwise encumber, dispose of or transfer its interest in the Company without the prior approval of a Supermajority of the Directors.

                        (i) Notwithstanding the foregoing, a Member shall be entitled to effect a Permitted Pledge, provided that any pledgee of an Interest shall, in the event of foreclosure, hold such Interest subject to the restrictions of this Operating Agreement, including the provisions of this
Article 12.

                        (ii) Furthermore, notwithstanding the foregoing, NBC shall be entitled to transfer its Interests in the Company to any Affiliate which assumes NBC's obligations under

                                      33.

the Master Venture Agreement and NBC Rights and Services Agreement and which assumes NBC's obligations, and is the permitted transferee of NBC's rights with respect to the IOC (as such term is defined in the Master Venture Agreement). Furthermore, notwithstanding the foregoing, NBC shall be entitled to transfer up to [*] of the Class B Interests originally issued to NBC to [*], or any combination thereof. Furthermore, notwithstanding the foregoing, NBC shall be entitled to transfer to [*] up to [*] of NBC's economic interest in the Class B Interests excluding the Quokka Warrants (the effect of any transfer of an economic interest being that the transferee shall be only an assignee of NBC's rights to allocations and distributions with respect to the Class B Interests subject to such transfer of economic interest but shall not become a Member and shall have no voting rights or other rights of a Member, which non-economic rights shall be retained by NBC). Notwithstanding any provision in this Operating Agreement to the contrary, in the event of any transfer of Class B Interests or any transfer of economic interest with respect to Class B Interests, any allocations or distributions made pursuant to this Operating Agreement with respect to the Quokka Warrants shall remain with NBC and shall not be transferred to such transferee (and shall not be reflected in the Capital Account of any such transferee).

               (b) In addition to other restrictions on transfer contained herein, each Member agrees that it will not make any disposition of all or any part of its interest in the Company which will result in the violation by it or by the Company of the Securities Act of 1933 or any other applicable securities laws.

        12.2 NO EFFECT TO TRANSFERS IN VIOLATION OF OPERATING AGREEMENT. Any purported transfer in violation of this Article 12 shall be null and void and the purported transferee shall become neither a Member nor a holder of any interest in the Company whatsoever.

                                   ARTICLE 13

                        ADDITIONAL AND SUBSTITUTE MEMBERS

        13.1 ADMISSION OF ADDITIONAL MEMBERS AND SUBSTITUTE MEMBERS.

               (a) From the date of the formation of the Company, any Person acceptable to the Board of Directors may, subject to the terms and conditions of this Operating Agreement and with the approval of a Supermajority of the Directors, become an Additional Member of the Company by the purchase of new Units for such consideration as a Supermajority of the Directors shall determine in accordance with the terms of this Operating Agreement. Except as set forth in this Section 13.1(a), the Company shall not admit or agree to admit any Additional Member in connection with the issuance of any additional Units or other equity interests in the Company, including without limitation, any options or warrants.

               (b) Prior to recognizing any assignment of a Member's Interest that has been transferred in accordance with this Operating Agreement, the Board of Directors will require the transferring Member to execute and acknowledge a written instrument of assignment in form and substance satisfactory to the Board of Directors, and will require the assignee to execute an agreement to be bound by all of the terms and provisions of this Operating Agreement. The


[*] Confidential Treatment Requested.

                                      34.

assignee (except any assignee of economic interests only) will become a Substitute Member upon satisfaction of the requirements of Article 12 and this
Section 13.1. Unless otherwise approved by a Supermajority of the Directors, a transfer shall be deemed effective as of the last day of the calendar month in which such transfer is effected.

        13.2 ALLOCATIONS TO ADDITIONAL MEMBERS AND SUBSTITUTE MEMBERS. No Additional or Substitute Member shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Net Profits and Net Losses of the Company for each Accounting Period shall be allocated among the Members in proportion to their respective Interests, with the Accounting Period being subject to adjustment pursuant to Section 1.1(a) upon the addition of an Additional or Substitute Member.

        13.3 EFFECT OF TRANSFER. The transfer of a Member's Interest or any part thereof and the admission of a Substituted Member in accordance with the provisions of this Operating Agreement will not be cause for dissolution of the Company.

                                   ARTICLE 14

                           DISSOLUTION AND TERMINATION

        14.1 DISSOLUTION. The Company shall be dissolved upon the occurrence of any of the following events (a "Dissolution Event"):

               (a) the unanimous written agreement of all Members;

               (b) upon or following the Class B Trigger Date, upon the written request of Class A Members holding a majority of the Class A Interests;

               (c) upon or following the Class A Trigger Date, upon the written request of Class B Members holding a majority of the Class B Interests;

               (d) upon a Mutual Termination Event;

               (e) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act; and

               (f) the Bankruptcy of the Company, Quokka or NBC.

        14.2 EFFECT OF FILING OF CERTIFICATE OF CANCELLATION. The Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, upon the occurrence of a final dissolution event, but its separate existence shall continue until a Certificate of Cancellation has been filed with the Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

        14.3 DISTRIBUTION OF ASSETS UPON DISSOLUTION. In settling accounts after dissolution, the liabilities of the Company shall be entitled to payment in the following order:

               (a) those to creditors, in the order of priority as provided by law in satisfaction of all liabilities and obligations of the Company whether by payment or the establishment of

                                      35.

reasonable reserves therefor, except those to Members of the Company on account of their Capital Contributions;

               (b) those to Members of the Company in accordance with Section 11.3(e).

        14.4 WINDING UP. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company Property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Board of Directors, who subject to the terms of this Operating Agreement (including, without limitation, applicable requirements that the Board of Directors act by a Supermajority of the Directors), are hereby authorized to take all actions necessary to accomplish such distribution, including without limitation, selling any Company assets the Board of Directors deems necessary or appropriate to sell.

        14.5 FILING OF CERTIFICATE OF CANCELLATION.

               (a) When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Cancellation shall be executed in duplicate and verified by the person signing the certificate, which certificate shall set forth the information required by the Delaware Act. Duplicate originals of such Certificate of Cancellation shall be delivered to the Delaware Secretary of State.

               (b) Upon the acceptance of the Certificate of Cancellation, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Delaware Act. The Board of Directors shall thereafter be trustees for the Members and creditors of the Company and, subject to the terms of this Operating Agreement (including, without limitation, applicable requirements that the Board of Directors act by a Supermajority of the Directors), as such shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

                                   ARTICLE 15

                             MERGER OR CONSOLIDATION

        15.1 MERGER OR CONSOLIDATION. The Company may, upon the approval of the Board of Directors and a vote of the Members of the Company holding a majority of the Class A Interests and a majority of the Class B Interests, merge or consolidate pursuant to an agreement of merger or consolidation with or into one or more entities formed or organized under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction, with such entity as the agreement shall provide being the surviving or resulting entity.

        15.2 VOTE RELATING TO MERGER OR CONSOLIDATION. A merger or consolidation by the Company and any other entity shall be approved by the Board of Directors in accordance with

                                      36.

the provisions of Section 5.6 and by the Members holding a majority of the Class A Interests and a majority of the Class B Interests.

        15.3 EXCHANGE RELATING TO MERGER OR CONSOLIDATION. Rights or securities of, or interests in, the Company or other entity that is a constituent party to the merger or consolidation may be exchanged for or converted into cash, property, rights or securities of, or interests in, the surviving or resulting entity or, in addition to or in lieu thereof, may be exchanged for or converted into cash, property, rights or securities of, or interests in, an entity which is not the surviving or resulting entity in the merger or consolidation.

        15.4 FILING AND EFFECT OF CERTIFICATE OF MERGER OR CONSOLIDATION. If the Company enters into an agreement of merger or consolidation, the surviving entity shall file a Certificate of Merger or Consolidation in the Office of the Secretary of State of the State of Delaware containing the information required by Section 18-209(c) of the Delaware Act. Unless a future date is provided for in such Certificate of Merger or Consolidation, the effective date shall be the date of filing with the Secretary of State of the State of Delaware. Such Certificate of Merger or Consolidation shall act as a Certificate of Cancellation for the Company if it is not the surviving or resulting entity in the merger or consolidation.

        15.5 AMENDMENT OF OLD OR ADOPTION OF NEW OPERATING AGREEMENT. An agreement of merger or consolidation approved in accordance with Section 15.2 may effect any amendment to the Company's Operating Agreement or effect the adoption of a new Operating Agreement for the Company or the surviving entity, as the case may be. Any amendment of the Operating Agreement or adoption of a new Operating Agreement shall be effective at the effective time or date of the merger or consolidation.

        15.6 ASSUMPTION OF ASSETS AND LIABILITIES. When any merger or consolidation shall have become effective under this Article 15, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Company and each of the other entities that have merged or consolidated, and all property, real, personal and mixed, and all debts due or incurred to or by any of the constituent parties, as well as all other things and causes of action belonging to each of such parties to the merger or consolidation, shall be vested in the surviving or resulting entity, and shall thereafter be the property or obligation of the surviving or resulting entity, and the title to any real property vested by deed or otherwise shall not revert or be in any way impaired.

                                   ARTICLE 16

                            MISCELLANEOUS PROVISIONS

        16.1 NOTICES. Any notice, demand or communication required or permitted to be given by any provision of this Operating Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (v) if earlier, upon receipt. All communications shall be delivered to a Director, a Member or the Company, as appropriate, to such Director's, such Member's or the Company's address or facsimile number as


                                      37.

such appears in the Company's records as of the date hereof or to such other address or facsimile number as such Member, such Director or the Company may designate by ten (10) days advance written notice to the other parties hereto.

        16.2 APPLICATION OF DELAWARE LAW. This Operating Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

        16.3 WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

        16.4 AMENDMENTS. Any amendment to this Operating Agreement may be proposed to the Members by Members holding at least a majority of the Class A Interests or a majority of the Class B Interests. A vote on an amendment to this Operating Agreement shall be taken within sixty (60) days after notice thereof has been given to the Members unless such period is otherwise extended by applicable laws, regulations, or agreement of the Members. A proposed amendment shall become effective at such time as it has been approved by Members holding a majority of the Class B Interests and a majority of the Class A Interests.

        16.5 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

        16.6 CONSTRUCTION. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa. This Operating Agreement is prepared and executed in the English language only and any translation of this Operating Agreement into any other language shall have no effect.

        16.7 HEADINGS. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

        16.8 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

        16.9 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Operating Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

        16.10 SEVERABILITY. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.


                                      38.

        16.11 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

        16.12 CREDITORS. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditor of the Company.

        16.13 COUNTERPARTS. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

        16.14 NO THIRD PARTY BENEFICIARIES. It is understood and agreed among the parties that this Operating Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person, other than an Indemnitee under Article 8 hereof (but only in respect of the rights under such Article 8), shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.





                              [INTENTIONALLY BLANK]


                                      39.

        IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                   QUOKKA SPORTS, INC.



                                                By: /s/ Les Schmidt
                                                   -----------------------------
                                                   Name: Les Schmidt
                                                   Title: Senior Vice President
                                                    and Chief Financial Officer

                                                   NBC OLYMPICS, INC.



                                                By: /s/ Randel Falco
                                                   -----------------------------
                                                          Name: Randel Falco
                                                          Title: President






                                      40.

                                   SCHEDULE A

                          INITIAL CAPITAL CONTRIBUTION



                                                INITIAL CAPITAL       NUMBER AND TYPE OF UNITS
        NAME AND ADDRESS OF MEMBER                CONTRIBUTION               OF MEMBERSHIP

Quokka Sports, Inc.                                    [*]              5,100 Class A Units
Ground Floor
525 Brannan Street
San Francisco, CA  94107
Attention: Chief Financial Officer

With a copy to:

Cooley Godward LLP
20th Floor
One Maritime Plaza
San Francisco, CA  94111
Attn: Isobel A. Jones


NBC Olympics, Inc.                                     $0               4,900 Class B Units
30 Rockefeller Plaza
New York, NY 10112
Attn: Gary Zenkel, Sr. VP, Olympic
Marketing

With a copy to:

NBC Law Dept.
30 Rockefeller Plaza
New York, NY 10112
Attn: Corporate & Transactions Group Head



[*] Confidential Treatment Requested.

                                AMENDMENT NO. 1
                                     TO THE
                             OPERATING AGREEMENT OF
                            NBC/QUOKKA VENTURES, LLC

        THIS AMENDMENT NO. 1 to the Operating Agreement of NBC/Quokka Ventures, LLC is hereby entered into as of the 15th day of March, 1999 by and between NBC Olympics, Inc. ("NBC") and Quokka Sports, Inc. ("Quokka"). Capitalized terms used but not defined herein shall have the meanings specified in the Operating Agreement.

                                    RECITALS

        WHEREAS, pursuant to the terms of Section 5.3(a) of the Operating Agreement of NBC/Quokka Ventures, LLC dated February 9, 1999 between NBC and Quokka (the "Operating Agreement"), the Members are required to negotiate in good faith to develop, for approval by a Supermajority of the Directors no later than the Drop Dead Date, an Initial Content Plan;

        WHEREAS, pursuant to Section 1.1(gg) of the Operating Agreement, the Drop Dead Date is defined as March 19, 1999; and

        WHEREAS, NBC and Quokka desire to amend and restate Section 1.1(gg) to extend the Drop Dead Date;

                                   AGREEMENT

        NOW, THEREFORE, the undersigned, intentionally to be legally bound and in consideration of the mutual promises contained herein, agree as follows:

Section 1.1(gg) of the Operating Agreement shall be amended and restated to read in full as follows:

        "(gg)   DROP-DEAD DATE" shall mean March 22, 1999."



                                       1.

     In Witness Whereof, the parties hereto have executed this Amendment No. 1 to the Operating Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        QUOKKA SPORTS, INC.


                                        By:  [SIGNATURE ILLEGIBLE]
                                            ----------------------------
                                             Name:
                                             Title:


                                        NBC OLYMPICS, INC.


                                        By:  /s/ GARY ZENKEL
                                            ----------------------------
                                             Name: Gary Zenkel
                                             Title: Sr. VP.




                     [SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                           THE OPERATING AGREEMENT OF
                           NBC/QUOKKA VENTURES, LLC]


                                       2.

                                AMENDMENT NO. 2
                                     TO THE
                             OPERATING AGREEMENT OF
                           NBC/QUOKKA VENTURES, LLC.

     THIS AMENDMENT NO. 2 TO THE Operating Agreement of NBC/Quokka Ventures, LLC is hereby entered into as of the 15th day of March, 1999 by and between NBC Olympics, inc. ("NBC") and Quokka Sports, Inc. ("Quokka"). Capitalized terms used but not defined herein shall have the meanings specified in the Operating Agreement.

                                    RECITALS

     WHEREAS, pursuant to the terms of Section 5.3(a) of the Operating Agreement of NBC/Quokka Ventures, LLC dated February 9, 1999 between NBC and Quokka (the "Operating Agreement"), the Members are required to negotiate in good faith to develop, for approval by a Supermajority of the Directors no later than the Drop Dead Date, an Initial Content Plan;

     WHEREAS, pursuant to Section 1.1(gg) of the Operating Agreement, the Drop Dead Date is defined as March 15, 1999; and

     WHEREAS, pursuant to Amendment No. 1 entered into by and between the parties as of March 15, 1999, the parties agreed to amend Section 1.1(gg) of the Operating Agreement to change the Drop Dead Date to March 22, 1999; and

     WHEREAS, NBC and Quokka desire to again amend and restate Section 1.1(gg) to extend the Drop Dead Date;

                                   AGREEMENT

     NOW, THEREFORE, the undersigned, intentionally to be legally bound and in consideration of the mutual promises contained herein, agree as follows:

Section 1.1(gg) of the Operating Agreement shall be amended and restated to read in full a follows:

"(gg) DROP-DEAD DATE" shall mean March 23, 1999."

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Operating Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        QUOKKA SPORTS, INC.

                                        By: /s/ LES SCHMIDT
                                            -----------------------------
                                            Name: Les Schmidt
                                                  -----------------------
                                            Title: Sr. VP & CFO
                                                   ----------------------



                                        NBC OLYMPICS, INC.


                                        By: /s/ GARY ZENKEL
                                            -----------------------------
                                            Name: Gary Zenkel
                                                  -----------------------
                                            Title: Sr. VP
                                                   ----------------------






[SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE OPERATING AGREEMENT OF NBC/QUOKKA VENTURES, LLC.]

                                AMENDMENT NO. 3
                                     TO THE
                             OPERATING AGREEMENT OF
                           NBC/QUOKKA VENTURES, LLC.

THIS AMENDMENT NO. 3 TO THE Operating Agreement of NBC/Quokka Ventures, LLC dated February 9, 1999 (the "Operating Agreement") is hereby entered into as of the 7th day of May, 1999 by and between NBC Olympics, Inc. ("NBC") and Quokka Sports, Inc. ("Quokka"). Capitalized terms used but not defined herein shall have the meanings specified in the Operating Agreement.

                                    RECITALS

     WHEREAS, pursuant to the terms of Section 5.3(b) of the Operating Agreement the Board of Directors is required to approve a Long-term Strategic Plan no later than May 8, 1999 (the "Approval Date");

     WHEREAS, NBC and Quokka desire to amend and restate Section 5.3(b) to extend the Approval Date;

                                   AGREEMENT

NOW, THEREFORE, the undersigned, intending to be legally bound and in consideration of the mutual promises contained herein, agree as follows;

In the second sentence of Section 5.3(b) of the Operating Agreement the words "ninety (90)" shall be changed to "one hundred-twenty (120)".

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 to the Operating Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    QUOKKA SPORTS, INC.



                                    By:  /s/ THOMAS P. NEWELL
                                         ---------------------

                                         Name:  Thomas P. Newell
                                                ---------------------
                                         Title: Sr. VP, Business & Legal Affairs
                                                --------------------------------



                                    NBC OLYMPICS, INC.

                                    By: /s/ GARY ZENKEL
                                        ---------------------------
                                        Name: Gary Zenkel
                                              ---------------------
                                        Title: Sr. V.P.
                                              ---------------------